Exhibit 10.2
RESTRICTED STOCK UNIT AWARD TERMS AND CONDITIONS (U.S.)
This document contains the Terms and Conditions of the Restricted Stock Units awarded by the Company to the Participant indicated in the Notice of Award of Restricted Stock Units to which this document is attached (the “Notice”), and constitutes a binding agreement by and between Warner Music Group Corp. (the “Company”), and the employee whose name is set forth on the Notice. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Warner Music Group Corp. 2020 Omnibus Incentive Plan, as amended from time to time (the “Plan”).
1.Grant of RSUs. The Company hereby evidences and confirms its grant to the individual whose name is set forth on the Notice (the “Participant”), effective as of the grant date set forth on the Notice (the “Grant Date”), of the number of Restricted Stock Units set forth on the Notice (the “RSUs”). Each RSU represents the unfunded, unsecured right of the Participant to receive one Share. The RSUs are subject to the terms and conditions of the Plan, which are incorporated by reference herein.
2.Vesting. Except as otherwise provided in this Section 2 or in the Plan or as approved by the Administrator, the RSUs shall vest in accordance with the terms of these Terms and Conditions (including the Notice and the Plan), as follows (the occurrence of each such event described in Section 2(a)-(d), a “Vesting Event”):
(a)all of the RSUs shall become vested on the earliest to occur of the vesting date set forth in the Notice (the “Vesting Date”), the Participant’s death and the Participant’s Disability, subject in each case to the Participant’s continued employment with the Company or its Affiliate through such date;
(b)upon the occurrence of a Change in Control, all then outstanding unvested RSUs shall be treated as provided in the Plan;
(c)if the Participant’s employment is terminated (i) by the Company or its Affiliate without Cause; (ii) if the Participant is party to an employment agreement or offer letter with the Company or its Affiliate agreement that contains a “good reason” definition, by the Participant for “good reason” (as defined therein) or (iii) if the Participant is party to an employment agreement or offer letter with the Company or its Affiliate agreement that contains a “qualifying non-renewal” definition, in a “qualifying non-renewal” (as defined therein), then, to the extent then unvested, a pro rata portion of the total number of RSUs shall become vested based on the portion of the period between the Grant Date and the Vesting Date that has elapsed as of the date of such termination; and
(d)if the Participant’s employment terminates in a Qualifying Retirement (as defined below) prior to the Vesting Date, all of the RSUs shall become vested on the Vesting Date provided the Participant (i) has not violated Section 13(b) through the Vesting Date and (ii) has provided annual certification of such ongoing compliance with Section 13(b) in writing to the Company on each of the first three anniversaries of the Grant Date (if any) that occur

Exhibit 10.2
following such Qualifying Retirement, and a final certification to such effect prior to (but no more than 90 days prior to) the Vesting Date.
For purposes of these Terms and Conditions, employment with the Company will be deemed to include employment with, or, if approved by the Administrator, other service to, the Company or Company’s Affiliates, but in the case of employment with or service to an Affiliate, only during such time as such Affiliate is an affiliate of the Company.
Notwithstanding anything contained in these Terms and Conditions to the contrary, the Administrator, in its sole discretion, may accelerate the vesting of any RSUs, at such times and upon such terms and conditions as the Administrator shall determine, so long as the delivery of Shares for any RSUs subject to Section 409A of the Code is permitted thereby.
3.Termination for Cause. If the Participant’s employment is terminated for Cause, or if the Participant resigns at such time as the Company could have terminated the Participant’s employment for Cause, then notwithstanding any other provision of these Terms and Conditions, the Participant will immediately forfeit any remaining RSUs, along with any Shares issuable with respect to such RSUs (even if otherwise vested) for which Shares have not yet been delivered, and any cash amounts payable under Section 9(b).
4.Delivery.
(a)In the case of a Vesting Event described in Section 2(a) or 2(b) (i.e., scheduled vesting dates, death or Disability, Change in Control), one Share shall be delivered in respect of each RSU then vesting, within 30 days of the applicable Vesting Event.
(b)In the case of a Vesting Event described in Section 2(c), (termination without Cause or, if applicable, with good reason or in a qualifying non-renewal), one Share will become deliverable in respect of each RSU then vesting, subject to the Participant executing a general release of claims in favor of the Company and its affiliates, directors and officers in a form provided by the Company and to such release becoming irrevocable within 45 days after such termination (such 45-day period, the “Release Period”). Subject to the Participant’s compliance with the release requirement described in the preceding sentence, Shares deliverable under this Section 4(b) will be delivered (i) on the date the release becomes irrevocable (but if the Release Period spans two taxable years of the Participant, not before the first day of such second taxable year), or (ii) if sooner, upon the occurrence of a Change in Control or the Participant’s death. If the Participant fails to timely satisfy this release requirement, all RSUs otherwise vesting under Section 2(c) (along with any Shares issuable with respect to such RSUs) shall be forfeited and the Participant will have no further rights with respect thereto.
(c)In the event of the death of the Participant, the delivery of Shares under this Section 4 shall be made to the Participant’s estate or to a beneficiary designated in accordance with the Company’s requirements as in effect from time to time.
(d) Subject to Participant’s compliance with Section 2(d) and Section 13(b), in the case of a Vesting Event described in Section 2(d) (Qualifying Retirement), one Share will

Exhibit 10.2
become deliverable in respect of each RSU then vesting. Shares deliverable under this Section 4(d) will be delivered (i) on the date such Shares would have otherwise been delivered under Section 2(a)(i), but for the Participant’s termination, or (ii) if sooner, upon the occurrence of a Change in Control or the Participant’s Disability or death.
5.Certain Definitions. For purposes of these Terms and Conditions and notwithstanding any provision of the Plan to the contrary, the following definitions will apply:
(a)“Cause” with respect to the Participant, has the meaning set forth in (i) the Participant’s employment agreement or offer letter with the Company or its Affiliate, or (ii) if the Participant is not party to an employment agreement or offer letter with the Company or its Affiliate agreement that contains a “cause” definition, the Warner Music Inc. Severance Plan for Regular U.S. Employees or its successor plan, as in effect from time to time.
(b)“Qualifying Retirement” means the Participant’s “separation from service” within the meaning of Section 409A of the Code after the Participant has attained age 60 and completed at least 10 years of employment with the Company.
6.Adjustments Upon Certain Events. The Administrator shall, in its sole discretion, make equitable substitutions or adjustments to the number of Shares and the RSUs pursuant to Section 3.3 of the Plan.
7.No Right to Continued Employment. Neither the Plan, the Notice nor these Terms and Conditions shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship with, the Company or any of its Affiliates. Further, the Company (or, as applicable, its Affiliates) may at any time dismiss the Participant, free from any liability or any claim under the Plan, the Notice or these Terms and Conditions, except as otherwise expressly provided herein.
8.No Acquired Rights. The Award has been granted entirely at the discretion of the Administrator. The grant of the Award does not obligate the Company to grant additional Awards to the Participant in the future (whether on the same or different terms).
9.No Rights of a Stockholder; Dividend Equivalent Payments.
(a)The Participant shall not have any rights or privileges as a stockholder of the Company in respect of RSUs, which for the avoidance of doubt includes no rights to dividends or to vote, until the Shares in question have been registered in the Company’s register of stockholders as being held by the Participant.
(b)Section 9(a) notwithstanding, if the Company declares and pays a cash dividend or distribution with respect to its Shares, then, with respect to each then outstanding RSUs as to which Shares have not been delivered, whether vested or unvested, the Participant will be paid an amount of cash equal to the value of such cash dividend or distribution within 30 days of the date the dividend becomes payable to the Company’s shareholders or, if later, on the next practicable payroll date applicable to the Participant (but in any event no later than

Exhibit 10.2
December 31st of the calendar year in which the dividend becomes payable to the Company’s shareholders).
10.Transferability of Shares. Any Shares issued or transferred to the Participant pursuant to the Award shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan, the Notice, these Terms and Conditions or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable federal or state laws or relevant securities laws of the jurisdiction of the domicile of the Participant, and the Administrator may cause a legend or legends to be put on any certificates representing such Shares or make an appropriate entry on the record books of the appropriate registered book-entry custodian, if the Shares are not certificated, to make appropriate reference to such restrictions.
11.Transferability of RSUs. Except as set forth in Section 4(c), the RSUs (and, prior to their actual issuance, the Shares) may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance not permitted by this Section 11 shall be void and unenforceable.
12.Withholding; Taxation.
(a)The Company and the Participant shall cooperate to satisfy applicable federal, state and local income and employment tax withholding requirements applicable to the grant, vesting and settlement of the RSUs and any dividends or distributions payable under Section 9(b) (the “Required Withholding”). The Company shall withhold from the Shares that would otherwise have been transferred to the Participant in settlement of vested RSUs the number of Shares necessary to satisfy the Participant’s Required Withholding unless the Required Withholding shall previously have been satisfied by the Participant or from other amounts payable by the Company to the Participant and, if applicable, shall deliver the remaining Shares to the Participant. The Company shall withhold from any dividends or distributions payable under Section 9(b) a cash amount equal to the Required Withholding applicable thereto. The amount of the Required Withholding and the number of Shares to be withheld by the Company, if applicable, to satisfy Participant’s Required Withholding, as well as the amount reflected on tax reports filed by the Company, shall be based on the Fair Market Value of the Shares on the date prior to the applicable Vesting Date or the date on which the Shares are delivered to the Participant, as appropriate. The obligations of the Company under these Terms and Conditions will be conditioned on such satisfaction of the Required Withholding. The payment of any applicable withholding taxes through the withholding of Shares otherwise issuable under the Award shall not exceed the minimum required withholding liability.
(b)The Award and these Terms and Conditions are intended to comply with Section 409A of the Code and should be interpreted accordingly. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the provisions of the Plan and these Terms and Conditions, the provisions of these Terms and Conditions will govern, and in the case of any conflict or potential inconsistency between this Section 12 and the

Exhibit 10.2
other provisions of these Terms and Conditions, this Section 12 will govern. Nonetheless, the Company does not guarantee the tax treatment of the Award.
(c)In no event will the Participant be permitted to designate, directly or indirectly, the taxable year of the delivery. To the extent the Award includes a “series of installment payments” as described in Treas. Reg. § 1.409A-2(b)(2)(iii), the Participant’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment. The Award is subject to offset solely to the extent permitted by the Plan and Section 409A of the Code. To the extent any payment under the Award is conditioned on the effectiveness of a release of claims and the period the Participant is afforded to consider the release spans two taxable years of the Participant, payment will be made in the second taxable year.
(d)Notwithstanding anything in this Award to the contrary, (i) to the extent permitted by Treas. Reg. § 1.409A-3(j)(4)(vi), settlement of the Award may be accelerated to the extent necessary to satisfy employment tax withholding obligations that arise with respect to the Award, and (ii) the Company may terminate this arrangement and deliver Shares hereunder in a manner consistent with Treas. Reg. § 1.409A-3(j)(4)(ix).
13.Clawback/Forfeiture; Other Company Policies.
(a)Notwithstanding anything to the contrary contained herein or in the Plan, in consideration for the grant of this Award, the Participant agrees that the RSUs and any Shares or cash delivered in settlement of the RSUs, including in respect of dividends or distributions pursuant to Section 9(b), (i) will be subject to the terms of any clawback or recapture policy that the Company may have in effect from time to time and, in accordance with such policy, may be subject to the requirement that the Shares subject to the RSUs or any cash payments made in respect thereof be repaid to the Company after they have been distributed to the Participant, and (ii) will, along with any other equity interests in the Company held by the Participant, be subject to any policy with respect to hedging or pledging of Shares that the Company may have in effect from time to time.
(b)Unless otherwise approved by the Administrator, as a condition to the Vesting Event described in Section 2(d) (Qualifying Retirement), the Participant shall not, to the extent permitted by applicable law, during the period following a Qualifying Retirement and prior to the Vesting Date, without the prior written consent of Company, directly or indirectly, as an employee, agent, consultant, partner, joint venturer, owner, officer, director, member of any other firm, partnership, corporation or other entity, or in any other capacity, (i) own any interest in, manage, control, participate in, consult with, render services for, or otherwise be or be connected in any manner with, any recorded music, music distribution, music publishing or music entertainment business or any other business that the Company and its Affiliates has conducted during the one-year period immediately preceding the date of such Qualifying Retirement or has plans to conduct as of the date of such Qualifying Retirement anywhere in the world, or (ii) solicit, negotiate with, induce or encourage any record label, recording artist (including a duo or a group), publisher or songwriter who at the time is, or who within the preceding one-year prior period was, either directly or through a furnishing entity, under contract

Exhibit 10.2
to Company or any affiliate of Company or a label distributed by Company or an affiliate of Company, to end its relationship with Company, Company affiliate or label, to violate any provision of his or her contract or to enter into an exclusive recording or music publishing agreement with any other party. Accordingly, the Participant agrees that, unless otherwise approved by the Administrator, without limiting any of the Company’s rights pursuant to any clawback or recapture policy that the Company may have in effect from time to time, in the event of the Participant’s violation of any of the covenants contained in this Section 13(b), the Participant will immediately forfeit all unvested RSUs held by the Participant, and the Participant will have no further rights with respect thereto.
14.Choice of Law. THE AWARD, THESE TERMS AND CONDITIONS AND THE NOTICE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED WITHIN THAT STATE. ANY ACTION TO ENFORCE THE AWARD, THESE TERMS AND CONDITIONS OR THE NOTICE MUST BE BROUGHT IN A COURT SITUATED IN, AND THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF, COURTS SITUATED IN NEW YORK COUNTY, NEW YORK. EACH PARTY HEREBY WAIVES THE RIGHTS TO CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.
15.RSUs Subject to Plan. All the RSUs are subject to the Plan, a copy of which has been provided to the Participant and the terms of which are incorporated herein by this reference. Except as set forth in Section 12(b), if there is any inconsistency between any express provision of these Terms and Conditions and any express term of the Plan, the express term of the Plan shall govern.
16.Beneficiary. The Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Company and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary. The Participant’s beneficiary shall succeed to the rights and obligations of the Participant hereunder upon the Participant’s death, except as maybe otherwise described herein or in the Plan.
17.Entire Agreement; Severability. The Plan, these Terms and Conditions and the Notice contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of the Notice or these Terms and Conditions shall be valid unless the same be in writing and signed by the parties hereto. Whenever possible, each provision of these Terms and Conditions shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of these Terms and Conditions is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but these Terms and Conditions shall be

Exhibit 10.2
reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
18.Additional Terms. Notwithstanding any other provision of the Plan, these Terms and Conditions or the Notice, the RSUs shall be subject to any special terms and conditions set forth in Addendum A to these Terms and Conditions for the Participant’s country or jurisdiction, if any. Moreover, if the Participant relocates to one of the countries included in Addendum A, the special terms and conditions for such country will apply to Participant, without the Participant’s consent, to the extent the Company determines in its sole discretion that the application of such terms or conditions is necessary or advisable for legal or administrative reasons. Addendum A constitutes part of these Terms and Conditions.
19.Acceptance of RSUs and Agreement. The Participant has indicated the Participant’s consent and acknowledgement of the terms of these Terms and Conditions pursuant to the instructions provided to the Participant by or on behalf of the Company. The Participant acknowledges receipt of the Plan, represents to the Company that the Participant has read and understood these Terms and Conditions and the Plan, and, as an express condition to the grant of the RSUs under these Terms and Conditions, agrees to be bound by the terms of both these Terms and Conditions and the Plan. The Participant and the Company each agrees and acknowledges that the use of electronic media (including, without limitation, a click-through button or checkbox on a website of the Company or a third-party administrator) to indicate the Participant’s confirmation, consent, signature, agreement and delivery of these Terms and Conditions and the RSUs is legally valid and has the same legal force and effect as if the Participant and the Company signed and executed these Terms and Conditions in paper form. The same use of electronic media may be used for any amendment or waiver of these Terms and Conditions.